As filed with the Securities and Exchange Commission on May 14, 2009
Registration No. 333-149128

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SILICON GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-2789662
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

1140 EAST ARQUES AVENUE
SUNNYVALE, CA 94085-4602
(Address of principal executive offices) (Zip Code)

SILICON GRAPHICS, INC. MANAGEMENT INCENTIVE PLAN
SILICON GRAPHICS, INC. 2007 EMPLOYEE STOCK PURCHASE PLAN
 (Full title of the Plan)

BARRY WEINERT
CHIEF RESTRUCTURING OFFICER
1140 EAST ARQUES AVENUE
SUNNYVALE, CA 94085-4602
(408) 524-1980
 (Name, address including zip code, and telephone number,
 including area code, of agent for service)

Copies to:
William M. Kelly
Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, California 94025
(650) 752-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to this Registration Statement deregisters all shares of Common Stock, par value $0.01 per share, of Silicon Graphics, Inc. (the “Company”) issuable by the Company pursuant to the Company’s Management and Incentive Plan and 2007 Employee Stock Purchase Plan that remain unissued.

This Registration Statement became effective on February 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on May 8, 2009.

SILICON GRAPHICS, INC.

By:	/s/ Robert H. Ewald
	Name:	Robert H. Ewald
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert H. Ewald
Robert H. Ewald	Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2009

/s/ Gregory S. Wood
Gregory S. Wood	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 8, 2009

/s/ Timothy L. Pebworth
Timothy L. Pebworth	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	May 8, 2009

Anthony Grillo	Director	May 8, 2009

/s/ Eugene I. Davis
Eugene I. Davis	Director	May 8, 2009

Joanne O. Isham	Director	May 8, 2009

/s/ James A. McDivitt
James A. McDivitt	Director	May 8, 2009